Exhibit 99.1

Pixelworks Reports Second Quarter 2024 Financial Results

PORTLAND, Ore., August 7, 2024 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the second quarter ended June 30, 2024.
Second Quarter and Recent Highlights
•OPPO affiliate, OnePlus, launched the OnePlus Ace 3 Pro smartphone, incorporating Pixelworks' X7 Gen 2 visual processor featuring AI-based distributed computing architecture and enhanced rendering capability
•Announced collaboration with Tencent's TiMi Studio group and the integration of Pixelworks’ IRX rendering acceleration technology in the Honor of Kings mobile game
•Collaborated with Seasun Games to optimize visual processing and bring detailed 120fps display effects to JX3 Ultimate Mobile, making it the latest mobile game to leverage IRX certified rendering acceleration
•Implemented reduction in workforce to better align operating expense with near-term revenue levels, anticipated to contribute approximately $4.0 million of annualized savings beginning in the third quarter
“Second quarter revenue was at the midpoint guidance and largely reflected the expected headwinds in our mobile business, primarily related to the inventory correction at a large mobile OEM customer,” stated Todd DeBonis, President and CEO of Pixelworks. “In response and to better align expenses with near-term revenue levels, we implemented cost reduction actions during the quarter, which are anticipated to result in $4 million of annualized cost saving beginning in the third quarter of 2024.
“During the quarter, we made continued progress on the expansion of our IRX gaming ecosystem. Our recent announced collaborations with Tencent on Honor of Kings and Seasun Games on JX3 Ultimate Mobile represent the latest additions to the growing list of IRX certified mobile games. Coupled with one of Pixelworks’ X-series of visual processors, our IRX rendering accelerator technology enables PC-quality visual performance on a smartphone without generating excessive heat or battery consumption. Growing this ecosystem remains a fundamental element of our multi-pronged mobile strategy to drive broader adoption of our mobile visual processors, and we currently engaged with multiple top gaming studios to release several additional high-profile IRX mobile games later this year.
“Looking ahead, we are confronting the recent challenges head-on while remaining focused on strategic and operational execution across all areas of the business. We are well positioned today for renewed growth in mobile, as we increasingly target an expanded served market for mid to lower tier smartphones. Additionally, the size and influence of our IRX gaming ecosystem continues to grow and will soon be further supported by the introduction of our next-generation mobile visual processor. Together with stable performance of our home and enterprise business, we expect to deliver sequential revenue growth in the third quarter as we continue to target improved operational results over the intermediate-term.”

Second Quarter 2024 Financial Results
Revenue in the second quarter of 2024 was $8.5 million, compared to $16.1 million in the first quarter of 2024 and $13.6 million in the second quarter of 2023. The sequential and year-over-year decline in revenue primarily reflected the anticipated near-term headwinds in the Company’s mobile business.
On a GAAP basis, gross profit margin in the second quarter of 2024 was 50.7%, compared to 50.5% in the first quarter of 2024 and 40.3% in the second quarter of 2023. Second quarter 2024 GAAP operating expenses were $15.1 million, compared to $13.6 million in the first quarter of 2024 and $12.0 million in the year-ago quarter.
On a non-GAAP basis, second quarter 2024 gross profit margin was 51.0%, compared to 50.7% in the first quarter of 2024 and 40.5% in the year-ago quarter. Second quarter 2024 non-GAAP operating expenses were $12.8 million, compared to $12.6 million in the first quarter of 2024 and $10.7 million in the year-ago quarter.
For the second quarter of 2024, the Company recorded a GAAP net loss of $10.1 million, or ($0.17) per share, compared to a GAAP net loss of $5.1 million, or ($0.09) per share, in the first quarter of 2024, and a GAAP net loss of $6.0 million, or ($0.11) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks, Inc.” as “net loss”.
For the second quarter of 2024, the Company recorded a non-GAAP net loss of $7.7 million, or ($0.13) per share, compared to a non-GAAP net loss of $4.0 million, or ($0.07) per share, in the first quarter of 2024, and a non-GAAP net loss of $4.8 million, or ($0.09) per share, in the second quarter of 2023.
Adjusted EBITDA in the second quarter of 2024 was a negative $7.0 million, compared to a negative $3.2 million in the first quarter of 2024 and a negative $4.0 million in the year-ago quarter.
Cash and cash equivalents at the end of the second quarter of 2024 were $37.8 million, compared to $47.5 million as of the year ended December 31, 2023.

Business Outlook
The Company’s current business outlook, including guidance for the third quarter of 2024, will be discussed as part of the scheduled conference call.

Conference Call Information
Pixelworks will host a conference call today, August 7, 2024, at 2:00 p.m. Pacific Time. To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. Additionally, a live and archived audio webcast of the conference call will be accessible via the investors section of Pixelworks’ website at www.pixelworks.com.

About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, MotionEngine, TrueCut Motion and the Pixelworks logo are trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude stock-based compensation expense and restructuring expense which are both required under GAAP. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific item listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about future collaborations with game studios, the expected growth of the IRX ecosystem, expected adoption rates for our mobile visual processors, expansion into mid- to low-tier smartphones, continued performance of our home and enterprise business, and expected cost savings. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual performance of the smartphone market throughout 2024; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Revenue, net	$8,535	$16,054	$13,605	$24,589	$23,571
Cost of revenue (1)	4,209	7,940	8,121	12,149	13,720
Gross profit	4,326	8,114	5,484	12,440	9,851
Operating expenses:
Research and development (2)	7,943	8,073	6,507	16,016	15,173
Selling, general and administrative (3)	5,722	5,534	5,468	11,256	11,540
Restructuring	1,403	—	—	1,403	—
Total operating expenses	15,068	13,607	11,975	28,675	26,713
Loss from operations	(10,742)	(5,493)	(6,491)	(16,235)	(16,862)
Interest income and other, net	327	434	473	761	1,144
Loss before income taxes	(10,415)	(5,059)	(6,018)	(15,474)	(15,718)
Provision for income taxes	32	105	126	137	160
Net loss	(10,447)	(5,164)	(6,144)	(15,611)	(15,878)
Less: Net loss attributable to non-controlling interests and redeemable non-controlling interests	298	98	107	396	445
Net loss attributable to Pixelworks Inc.	$(10,149)	$(5,066)	$(6,037)	$(15,215)	$(15,433)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.17)	$(0.09)	$(0.11)	$(0.26)	$(0.28)
Weighted average shares outstanding - basic and diluted	58,151	57,472	55,917	57,812	55,666
——————
(1) Includes:
Restructuring	16	—	—	16	—
Stock-based compensation	10	18	22	28	46
(2) Includes stock-based compensation	316	330	527	646	1,018
(3) Includes stock-based compensation	599	727	710	1,326	1,361

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$4,326	$8,114	$5,484	$12,440	$9,851
Restructuring	16	—	—	16	—
Stock-based compensation	10	18	22	28	46
Total reconciling items included in gross profit	26	18	22	44	46
Non-GAAP gross profit	$4,352	$8,132	$5,506	$12,484	$9,897
Non-GAAP gross profit margin	51.0%	50.7%	40.5%	50.8%	42.0%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$15,068	$13,607	$11,975	$28,675	$26,713
Reconciling item included in research and development:
Stock-based compensation	316	330	527	646	1,018
Reconciling items included in selling, general and administrative:
Stock-based compensation	599	727	710	1,326	1,361
Restructuring	1,403	—	—	1,403	—
Total reconciling items included in operating expenses	2,318	1,057	1,237	3,375	2,379
Non-GAAP operating expenses	$12,750	$12,550	$10,738	$25,300	$24,334
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(10,149)	$(5,066)	$(6,037)	$(15,215)	$(15,433)
Reconciling items included in gross profit	26	18	22	44	46
Reconciling items included in operating expenses	2,318	1,057	1,237	3,375	2,379
Tax effect of non-GAAP adjustments	74	—	—	74	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(7,731)	$(3,991)	$(4,778)	$(11,722)	$(13,008)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.13)	$(0.07)	$(0.09)	$(0.20)	$(0.23)

Non-GAAP weighted average shares outstanding - basic and diluted	58,151	57,472	55,917	57,812	55,666

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2024		2024		2023		2024		2023
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.17)	$(0.17)	$(0.09)	$(0.09)	$(0.11)	$(0.11)	$(0.26)	$(0.26)	$(0.28)	$(0.28)
Reconciling items included in gross profit	—	—	—	—	—	—	—	—	—	—
Reconciling items included in operating expenses	0.04	0.04	0.02	0.02	0.02	0.02	0.06	0.06	0.04	0.04
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.13)	$(0.13)	$(0.07)	$(0.07)	$(0.09)	$(0.09)	$(0.20)	$(0.20)	$(0.23)	$(0.23)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Six Months Ended
	June, 30	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	50.7%	50.5%	40.3%	50.6%	41.8%
Stock-based compensation	0.1	0.1	0.2	0.1	0.2
Restructuring	0.2	—	—	0.1	—
Total reconciling items included in gross profit	0.3	0.1	0.2	0.2	0.2
Non-GAAP gross profit margin	51.0%	50.7%	40.5%	50.8%	42.0%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(10,149)	$(5,066)	$(6,037)	$(15,215)	$(15,433)
Restructuring	1,419	—	—	1,419	—
Stock-based compensation	925	1,075	1,259	2,000	2,425
Tax effect of non-GAAP adjustments	74	—	—	74	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(7,731)	$(3,991)	$(4,778)	$(11,722)	$(13,008)
EBITDA adjustments:
Depreciation and amortization	$1,059	$1,109	$1,077	$2,168	$2,158
Non-GAAP interest income and other, net	(327)	(434)	(473)	(761)	(1,144)
Non-GAAP provision (benefit) for income taxes	(42)	105	126	63	160
Adjusted EBITDA	$(7,041)	$(3,211)	$(4,048)	$(10,252)	$(11,834)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$37,824	$47,544
Accounts receivable, net	4,910	10,075
Inventories	5,021	3,968
Prepaid expenses and other current assets	2,222	3,138
Total current assets	49,977	64,725
Property and equipment, net	7,051	5,997
Operating lease right of use assets	4,547	4,725
Other assets, net	1,652	2,115
Goodwill	18,407	18,407
Total assets	$81,634	$95,969
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,500	$2,416
Accrued liabilities and current portion of long-term liabilities	9,148	9,692
Current portion of income taxes payable	220	189
Total current liabilities	11,868	12,297
Long-term liabilities, net of current portion	673	1,373
Deposit liability	14,098	13,781
Operating lease liabilities, net of current portion	2,463	2,567
Income taxes payable, net of current portion	1,006	939
Total liabilities	30,108	30,957
Redeemable non-controlling interest	27,517	28,214
Total Pixelworks, Inc. shareholders’ equity	486	12,541
Non-controlling interest	23,523	24,257
Total shareholders' equity	24,009	36,798
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$81,634	$95,969

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com